Exhibit 99.906CERT

Form N-CSRS Item 19(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Morgan Stanley Emerging Markets Debt Fund, Inc. that:

(a)	The Semi-Annual Report of the Morgan Stanley Emerging Markets Debt Fund, Inc. on Form N-CSRS for the period ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Morgan Stanley Emerging Markets Debt Fund, Inc. for such period.

A signed original of this written statement required by section 906 has been provided to the Morgan Stanley Emerging Markets Debt Fund, Inc. and will be retained by the Morgan Stanley Emerging Markets Debt Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Morgan Stanley Emerging Markets Debt Fund, Inc.

Date: August 20, 2024

/s/ Francis J. Smith
Francis J. Smith
Principal Financial Officer

Date: August 20, 2024

/s/ John H. Gernon
John H. Gernon
Principal Executive Officer